Exhibit 99.1

Rex Energy Corporation to Present at the IPAA OGIS New York Conference and

Announces the 2011 First Quarter Conference Call

STATE COLLEGE, Pa., April 6, 2011 (GLOBE NEWSWIRE) — Rex Energy Corporation (Nasdaq: REXX) announced today that management will present at the IPAA OGIS conference in New York at the Sheraton New York Hotel & Towers on April 11, 2011 at 9:35 a.m. ET. The company’s presentation will be available via webcast during the conference. Both the webcast link and a copy of the company’s presentation will be available on April 8, 2011 on the Rex Energy website, www.rexenergy.com.

First Quarter 2010 Financial Results and Operational Update Conference Call

Rex Energy will release its 2011 first quarter earnings on Tuesday, May 3, 2011 after trading closes on the NASDAQ Stock Market. Management will also host a live conference call and webcast on Wednesday, May 4, 2011 at 10:00 a.m. ET to review the first quarter financial results and operational highlights. The telephone number to access the conference call and webcast is (877) 849-6312. The conference call and webcast will also be available on the company’s website at www.rexenergy.com under the Investor Relations tab.

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas company operating in the Appalachian, Illinois and Denver-Julesburg Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

For more information, contact:

Tom Stabley

Executive Vice President and Chief Financial Officer

(814) 278-7215

tstabley@rexenergycorp.com